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                                                                   Exhibit 10.17

                       FIRST AMENDMENT TO LOAN AGREEMENT
                       ---------------------------------


     THIS FIRST AMENDMENT TO LOAN AGREEMENT, dated as of March 10, 1997 (the "Amendment"), is entered into among AXIA INCORPORATED, a Delaware corporation ("AXIA"), and its direct subsidiaries, AMES TAPING TOOL SYSTEMS, INC., a Delaware corporation ("ATTS"), TAPETECH TOOL CO., INC., a Delaware corporation ("TapeTech") (AXIA, ATTS and TapeTech, individually, "Borrower" and collectively, "Borrowers"), the lenders ("Lenders") named in the Loan Agreement referred to below, and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association ("ANB"), as agent for Lenders under the Loan Agreement (ANB, in such capacity, being "Agent").


                                R E C I T A L S:
                                - - - - - - - -

     A. Borrowers, Lenders and Agent entered into that certain Loan Agreement, dated as of June 27, 1996 (the "Loan Agreement").

     B. Borrowers have requested that Agent and Lenders enter into this Amendment in order to provide for an increase in the Revolving Credit Loan and to amend certain other provisions of the Loan Agreement.

     C. Capitalized terms used herein and not otherwise defined shall have the meanings provided for in the Loan Agreement.

1.   AMENDMENT
     ---------

     1.1 The definition of Applicable Margin contained in Section 1 of the Loan Agreement is hereby amended by deleting the text appearing after the table in such definition and inserting the following in its stead:

     "For purposes of the foregoing, the Applicable Margin shall be determined by reference to the Actual Ratio as of the measurement date set forth above and any change in the Applicable Margin shall become effective for all purposes on and after the date of delivery to Agent of the certificate and applicable financial statements required by Sections 5.1(c) and 5.1(d) relating to the Fiscal Quarter or Fiscal Year ended as of the applicable measurement date; provided, however, that until the first such certificate and financial statements have been delivered to Agent, the Applicable Margin shall be 1.75%, unless AXIA shall have delivered to Agent on the initial Closing Date an officer's certificate certifying that the Applicable Margin, determined by AXIA in accordance with the first part of this sentence based upon its good faith estimates, should be 1.50% in which case the


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     Applicable Margin shall be set at 1.50% for all purposes hereunder until delivery of the first certificate and financial statements pursuant to
     Section 5.1(c) hereof and if, upon delivery of such first financial statements and certificate pursuant to Section 5.1(c), the certificate delivered on the initial Closing Date proves to have been inaccurate and shall have resulted in an understatement of the Applicable Margin, then such understatement shall be corrected retroactively to the Closing Date and the Borrowers shall immediately pay to Agent the amount of the shortfall. Notwithstanding the foregoing, at any time during which AXIA has failed to deliver the certificate and applicable financial statements described in Sections 5.1(c) and 5.1(d) with respect to the Fiscal Quarter or Fiscal Year ending as of the applicable measurement date in accordance with the provisions of such Sections, for more than five Business Days after such certificate and applicable financial statements are due, the Actual Ratio shall be deemed, solely for purposes of this definition, to exceed the Required Ratio until such certificate and applicable financial statements are delivered."

     1.2 Section 2.1(a) of the Loan Agreement is hereby deleted and the following is inserted in its stead:

            (a) The aggregate amount of the Revolving Credit Loan to be made by each Lender (such Lender's "Revolving Credit Loan Commitment") shall be the amount set below such Lender's name on the signature pages hereof. The aggregate principal amount of the Revolving Credit Loan Commitments is $20,000,000. The percentage equal to the quotient of (x) each Lender's Revolving Credit Loan Commitment, divided by (y) the aggregate of all Revolving Credit Loan Commitments, is that Lender's "Revolving Credit Percentage". Upon and subject to the terms and conditions hereof, each Lender, severally and for itself alone, agrees to make available, from time to time, on and after the initial Closing Date and until the Commitment Termination Date, for Borrowers' use and upon the request of AXIA on behalf of Borrowers therefor, advances (each, a "Revolving Credit Advance") in an aggregate amount outstanding which, together with that Lender's Revolving Credit Percentage of all outstanding Letter of Credit Obligations, whether or not due and payable, shall not at any given time exceed the product of (A) that Lender's Revolving Credit Percentage multiplied by (B) the Maximum Revolving Credit Loan. Subject to the provisions of Section 2.4 and
Section 9.2 hereof and until all amounts outstanding in respect of the Revolving Credit Loan shall become due and payable on the Commitment Termination Date, AXIA on behalf of Borrowers may from time to time borrow, repay and reborrow under this Section 2.1(a). Each Revolving Credit Advance shall be made on notice
(i) in the case of a Revolving Credit LIBOR Borrowing, given not later than 11:00 A.M. (Chicago time) three Business Days prior to the proposed Revolving Credit Advance, and (ii) in the case of a Revolving Credit Alternate Base Rate Borrowing, given not later than

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11:00 A.M. (Chicago time) on the Business Day of the proposed Revolving Credit
Advance, by AXIA to Agent, which shall give to each Lender prompt written notice thereof by telecopy, telex or cable. Each such notice (a "Notice of Revolving Credit Advance") shall be in writing or by telephone to the Loan Administrator of Agent at (312) 661-6451, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein (i) the requested date (which shall be a Business Day) and amount of the Revolving Credit Advance, (ii) whether the Revolving Credit Advance is to be an Alternate Base Rate Borrowing or a LIBOR Rate Borrowing, and (iii) if such Revolving Credit Advance is to be a LIBOR Rate Borrowing, the LIBOR Rate Interest Period with respect thereto. If no election as to the Type of Revolving Credit Advance is specified in any such notice, than the requested Revolving Credit Advance shall be an Alternate Base Rate Borrowing. If no LIBOR Rate Interest Period with respect to any LIBOR Rate Borrowing is specified in such notice, then AXIA shall be deemed to have selected a LIBOR Rate Interest Period of one month's duration. Each Lender shall, not later than 2:00 P.M. (Chicago time) on each requested date, wire to a bank designated by Agent the amount of that Lender's Revolving Credit Percentage of the requested Revolving Credit Advance. Agent shall, before 2:00 P.M. (Chicago time) on the date of the proposed Revolving Credit Advance, upon fulfillment of the applicable conditions set forth in Section 3 and to the extent received from the Lenders, wire to a bank designated by AXIA and reasonably acceptable to Agent, the amount of such Revolving Credit Advance. The failure of any Lender to make the Revolving Credit Advance to be made by it shall not relieve any other Lender of its obligation hereunder to make its Revolving Credit Advance. No Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender. Unless Agent shall have received notice from a Lender prior to the date of any Revolving Credit Advance that such Lender will not make available to Agent an amount equal to such Lender's Revolving Credit Percentage of such Revolving Credit Advance, Agent may assume that such Lender has made such amount available to Agent on the date of such Revolving Credit Advance in accordance with this Section 2.1 and Agent may, in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to Agent, such Lender and Borrowers severally agree to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day, from the date such amount is made available to Borrowers until the date such amount is repaid to Agent at (i) in the case of Borrowers, the interest rate applicable at the time to the Revolving Loan comprising such Revolving Credit Advance and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to Agent such corresponding amount, such amount shall constitute such Lender's Revolving Credit Percentage of such Revolving Credit Advance for purposes of this Agreement."

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     1.3  Section 2.7(a) of the Loan Agreement is hereby deleted and the following is inserted in its stead:

          (a) Borrowers shall apply the proceeds of the Term Loan to the payment of their outstanding indebtedness and the proceeds of the Revolving Credit Loan for working capital and general corporate purposes and to the payment of outstanding indebtedness; provided, however, that not more than $5,000,000 of the proceeds of the Revolving Credit Loan may be utilized for the repayment of indebtedness of AXIA under the Credit Agreement, dated as of March 15, 1994, among AXIA, Banque Indosuez, as agent, and the lenders named therein. In addition to the foregoing, AXIA may apply proceeds of Revolving Credit Advances to the payment of the purchase price of Subordinated Notes or Subordinated Note Units; provided, however, that the maximum amount of proceeds of Revolving Credit Advances which may be utilized for such purpose shall not exceed in the aggregate at any date of determination $10,000,000.

     1.4 Section 5.1(a) of the Loan Agreement is hereby deleted and the following is inserted in its stead:

          (a) Within 15 Business Days after the end of each Fiscal Quarter, a Borrowing Base Certificate in the form attached hereto as Exhibit A and with content satisfactory to Agent which provides the following information: (1) total Accounts Receivable/Inventory and Eligible Domestic Accounts Receivable/Eligible Foreign Accounts Receivable/Eligible Inventory, and (2) the current loan balance.

     1.5 Section 6.3(b) of the Loan Agreement is hereby deleted and the following is inserted in its stead:

          (b) Consolidated Funded Debt to Consolidated EBITDA Ratio. As at the end of each Fiscal Year listed below and as at the end of each of the first three Fiscal Quarters of the immediately succeeding Fiscal Year, a Consolidated Funded Debt to Consolidated EBITDA Ratio for the immediately preceding four Fiscal Quarters not greater than the ratios set forth opposite such Fiscal Year:

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

                                            Consolidated Funded
                                            Debt to Consolidated
                        Fiscal Year             EBITDA Ratio
                        -----------         --------------------
                           1995                 3.00 to 1.0

                           1996                 2.80 to 1.0

                           1997                 2.65 to 1.0

                           1998                 2.25 to 1.0

                           1999                 1.90 to 1.0"

     1.6 The Revolving Credit Loan Commitments of each Lender are amended to be in the amounts set below each Lender's name on the signature pages to this Amendment.

2.   CONDITIONS PRECEDENT
     --------------------

     This Amendment shall be effective upon the receipt by Agent of each of the following, each in form and substance satisfactory to Agent:

          (a) Counterparts of this Amendment duly executed on behalf of each of the Borrowers, Lenders and Agent;

          (b) Resolutions of the Board of Directors of each Borrower authorizing the execution and delivery of this Amendment and the replacement Revolving Credit Notes certified by the Secretary or Assistant Secretary of each Borrower;

          (c)  Replacement Revolving Credit Notes of Borrowers payable to
     Lenders;

          (d) Payment to Agent, for the ratable benefit of Lenders, of a facility fee in the amount of $12,500.

3.   MISCELLANEOUS
     -------------

     3.1 Limited Nature of Amendments. The parties hereto acknowledge and agree that the terms and provisions of this Amendment amend, add to and constitute a part of the Loan Agreement. Except as expressly modified and amended by the terms of this Amendment, all of the other terms and conditions of the Loan Agreement and all documents executed in connection therewith or referred to or incorporated therein remain in full force and effect and are hereby ratified, reaffirmed, confirmed and approved.

     3.2 Conflict. If there is an express conflict between the terms of this Amendment and the terms of the Loan Agreement, or any of the other agreements or documents executed in

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connection therewith or referred to or incorporated therein, the terms of this
Amendment shall govern and control.

     3.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

     3.4 Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders as follows: (A) such Borrower has all necessary power and authority to execute and deliver this Amendment and perform its obligations hereunder; (B) this Amendment and the Loan Agreement, as amended hereby, constitute the legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their terms; and (C) all representations and warranties of such Borrower contained in the Loan Agreement and all other agreements, instruments and other writings relating thereto are true and complete as of the date hereof.

     3.5 Governing Law. This Amendment shall be construed in accordance with and governed by and the internal laws of the State of Illinois, without giving effect to choice of law principles.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

AXIA INCORPORATED                         AMERICAN NATIONAL BANK AND
                                          TRUST COMPANY OF CHICAGO, as
By: /s/ Lyle J. Feye                      Agent and as Lender
   -----------------------------
    Name:  Lyle J. Feye
    Title: Vice President
                                          By:
                                              -------------------------------
                                              Name:  Georgy Ann Peluchiwski
                                              Title: Second Vice President
AMES TAPING TOOL SYSTEMS, INC.

                                          Revolving Credit Loan Commitment:
By: /s/ Lyle J. Feye                      $8,000,000
   -----------------------------
    Name:  Lyle J. Feye
    Title: Vice President
                                          THE NORTHERN TRUST COMPANY, as
                                          Lender

TAPETECH TOOL CO., INC.

                                          By:
                                             -----------------------------
By:/s/ Lyle J. Feye                          Name:
   -----------------------------                  ------------------------
    Name:  Lyle J. Feye                      Title:
    Title: Vice President                          -----------------------

                                          Address:

                                                50 South LaSalle Street
                                                Chicago, Illinois  60675
                                                Attention:  Arthur J. Fogel
                                                Telecopier No.: (312) 444-7028

                                          Revolving Credit Loan Commitment:
                                          $6,000,000

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